EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Aegis Funds, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Aegis Funds for the period ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Aegis Funds for the stated period.

/s/ Scott L. Barbee		/s/ Justin P. Harrison
Scott L. Barbee President/Chief Executive Officer, The Aegis Funds		Justin P. Harrison Treasurer/Chief Financial Officer, The Aegis Funds
Dated:	8/31/22

This certification accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Aegis Value Fund for purposes of Section 18 of the Securities Exchange Act of 1934.